Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 25, 2014

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V.
Armand Dupree, Inc.
Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.
Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.
Avroy Shlain Cosmetics (Pty) Ltd.
BBVA Bancomer Trust
BC International Cosmetic & Image Services, Inc.
BeautiControl Cosméticos Do Brasil Ltda.
BeautiControl Mexico, S. de R.L.
BeautiControl, Inc.
Beauty Products, Inc.
CAV Sul Centro de Apoio de Vendas de Produtos Pessoais e Artigos para
Centro de Distribuicao Mineira de Produtos de Plastico Ltda.
Centro de Distribuicao RS Ltda.
Centro Oeste Distribuidora de Produtos Plasticos Ltda.
CH Laboratories Pty Ltd
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.
Cosmetic Manufacturers Pty. Ltd.
Dart de Venezuela, C.A.
Dart Distribucion, S. de R.L. de C.V.
Dart do Brasil Industria e Comercio Ltda.
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Latin America Financing LLC
Dart Manufacturing India Pvt. Ltd.
Dart, S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Baiana de Produtos Plasticos Ltda
Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.
Distribuidora Comercial Paulista de Plasticos Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda
FC Mexican Consulting, S. de R.L. de C.V.
Fuller Beauty Cosmetics de México, S.de R.L.de C.V.
Fuller Beauty Cosmetics S. de RL de CV
Fuller Beauty Cosmetics Trainee, S. de R.L. de C.V.
Fuller Cosmetics - Venda Direta de Cosmeticos Ltda.
Fuller Cosmetics SA de CV
Fuller Mexicana Holdings S de RL de CV
House of Fuller S de RL de CV
Inmobiliaria Meck-Mex SA de CV
International Investor, Inc.
Inversiones TWPT, C.A.
Japan Tupperware Co., Ltd.
Latin America Investments, Inc.
NaturCare Japan KK
NaturCare Japan KK
Newco Logistica e Participacoes Ltda.
NM Holdings (New Zealand)
NM Holdings (New Zealand)

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 25, 2014

NM Holdings (New Zealand)
NuMet Holdings Pty. Ltd
NuMet Holdings Pty. Ltd.
NuMet Holdings Pty. Ltd.
Nutrimetics Australia Pty. Ltd.
Nutrimetics France SAS
Nutrimetics France SAS
Nutri-Metics Holding France SASU
Nutri-Metics Holding France SASU
Nutri-metics International (Greece) A.E.
Nutri-metics International (Greece) A.E.
Nutrimetics International (NZ) Limited
Nutrimetics International (NZ) Limited
Nutrimetics International (NZ) Limited
Nutrimetics International (NZ) Limited
Nutrimetics International (Thailand) Ltd.
Nutrimetics International (UK) Limited
Nutrimetics International (UK) Limited
Nutri-metics Worldwide (M) Sdn. Bhd. (Malaysia
Nuvo Cosmeticos S.A
Osceola Corporate Center Master Owners' Association, Inc.
Premiere Products Brands of Canada, Ltd.
Premiere Products Mexico, S. de R.L.
Premiere Products, Inc.
Premiere Servicios de Administracion S. de R.L.
Probemex SA de CV
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia
Sara Lee Direct Selling (Swaziland) (Proprietary) Ltd.
Servicios Administrativos Fuller, S. de R.L. de C.V
Servicios De Administracion Integral de Personal, S. de R.L.
Tupperware (Portugal) Artigos Domesticos, Lda.
Tupperware (Suisse) SA
Tupperware (Thailand) Limited
Tupperware Articulos Domesticos, S.L.
Tupperware Asia Pacific Holdings Private Limited
Tupperware Australia Pty. Ltd.
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands Argentina S.A.
Tupperware Brands Asia Pacific Pte. Ltd.
Tupperware Brands Corporation
Tupperware Brands Foundation
Tupperware Brands Korea Ltd.
Tupperware Brands Latin America Holdings, LLC
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L. de C.V.
Tupperware Brands Philippines, Inc.
Tupperware Bulgaria Ltd.
Tupperware Central and Eastern Europe Ltd
Tupperware China Company Limited
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o.
Tupperware d.o.o.
Tupperware de El Salvador, S.A. de C.V.

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 25, 2014

Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware East Asia, LLC
Tupperware Egypt Ltd
Tupperware Espana, S.A.
Tupperware Finance Company B. V.
Tupperware Finance Holding Company B.V.
Tupperware France S.A.
Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware HK Procurement Limited
Tupperware Holdings South Africa (Pty) Ltd
Tupperware Home Parties, LLC
Tupperware Honduras, S. de R.L.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Limited
Tupperware International Holdings BV
Tupperware International Holdings Corporation
Tupperware Israel Ltd.
Tupperware Italia S.p.A.
Tupperware LLC
Tupperware Luxembourg S.ar.l.
Tupperware Morocco
Tupperware Nederland B.V.
Tupperware New Zealand Staff Superannuation Plan
Tupperware Nordic A/S
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z o.o.
Tupperware Products S.A.
Tupperware Products, Inc.
Tupperware Romania s.r.l.
Tupperware Services GmbH
Tupperware Services, Inc.
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Southern Europe,Africa and Middle East, S.L.
Tupperware Turkey, Inc.
Tupperware U.S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland Limited
Tupperware Vietnam LLC
Tupperware, Industria Lusitana de Artigos Domesticos, Limitada
Tupperware, LLC
TWP S.A.
Uniao Norte Distribuidora de Produtos Plasticos Ltda
Uniao Sul Comercial
Ventas Fuller, S. de R.L. de C.V.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.